UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2011

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, on February 7, 2011, AOL Inc. (the “Company”) entered into an Agreement and Plan of Merger dated as of February 6, 2011 (the “Merger Agreement”) with Headline Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and TheHuffingtonPost.com, Inc., a Delaware corporation (“The Huffington Post”), for the acquisition by the Company of The Huffington Post.

On March 4, 2011, the Company completed the acquisition of The Huffington Post by means of a merger of Merger Sub with and into The Huffington Post, with The Huffington Post becoming a wholly-owned subsidiary of the Company (the “Merger”) pursuant to the Merger Agreement. In connection with the closing of the Merger and pursuant to the Merger Agreement, the Company assumed TheHuffington Post.com, Inc. Long-Term Incentive Plan.

The Company will file a copy of the Merger Agreement as an exhibit to its Form 10-Q for the quarterly period ended March 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Arthur Minson
	Name:	Arthur Minson
	Title:	Executive Vice President and Chief Financial and Administrative Officer

Date: March 7, 2011